EXHIBIT (23.1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of U.S. Trust Corporation of our report, dated January 20, 1999, on our audits of the consolidated financial statements of U.S. Trust Corporation and its subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                                  /s/ PricewaterhouseCoopers LLP

New York, New York
July 12, 1999